UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BASIN WATER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4736881
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8731 Prestige Court Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-131794

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (the “Common Stock”), of Basin Water, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) initially filed with the Securities and Exchange Commission on February 13, 2006, as amended from time to time, and is incorporated herein by reference.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the offering.

4.1(1)	Form of the Registrant’s Common Stock Certificate.

4.2(2)	Registration Rights Agreement dated June 28, 2005 among the Registrant and holders of Preferred Stock

4.3(3)	Form of Common Stock Warrant

4.4(2)	Form of Preferred Stock Warrant

4.5(2)	Form of Note issued to BWCA I, LLC

4.6(2)	Form of Warrant issued to BWCA I, LLC

4.7(2)	Form of Senior Subordinated Note issued to The Co-Investment 2000 Fund, L.P. and the other purchasers

4.8(2)	Form of Warrant issued to The Co-Investment 2000 Fund, L.P. and the other purchasers

4.9(2)	Registration Rights Agreement, dated October 14, 2005, among the Registrant, The Co-Investment 2000 Fund, L.P. and the other purchasers

4.10(2)	Senior Subordinated Note issued to Aqua America, Inc. dated February 10, 2006

4.11(2)	Form of Warrant issued to Aqua America, Inc.

4.12(2)	Registration Rights Agreement, dated February 10, 2006, among the Registrant and Aqua America, Inc.

(1)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on May 9, 2006.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on February 13, 2006.

(3)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on March 27, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 9, 2006	BASIN WATER, INC.

	By:	/s/ PETER L. JENSEN
	Name:	Peter L. Jensen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the offering.

4.1(1)	Form of the Registrant’s Common Stock Certificate.

4.2(2)	Registration Rights Agreement dated June 28, 2005 among the Registrant and holders of Preferred Stock

4.3(3)	Form of Common Stock Warrant

4.4(2)	Form of Preferred Stock Warrant

4.5(2)	Form of Note issued to BWCA I, LLC

4.6(2)	Form of Warrant issued to BWCA I, LLC

4.7(2)	Form of Senior Subordinated Note issued to The Co-Investment 2000 Fund, L.P. and the other purchasers

4.8(2)	Form of Warrant issued to The Co-Investment 2000 Fund, L.P. and the other purchasers

4.9(2)	Registration Rights Agreement, dated October 14, 2005, among the Registrant, The Co-Investment 2000 Fund, L.P. and the other purchasers

4.10(2)	Senior Subordinated Note issued to Aqua America, Inc. dated February 10, 2006

4.11(2)	Form of Warrant issued to Aqua America, Inc.

4.12(2)	Registration Rights Agreement, dated February 10, 2006, among the Registrant and Aqua America, Inc.

(1)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on May 9, 2006.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on February 13, 2006.

(3)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131794) filed with the Securities and Exchange Commission on March 27, 2006.